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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the



(i) incorporation by reference of our reports (a) dated February 9, 1998, except for Note 13, as to which the date is March 18, 1998, with respect to the consolidated financial statements of Continental Airlines, Inc., and
     (b) dated March 18, 1998 with respect to the financial statement schedule of Continental Airlines, Inc., both included in Continental Airlines, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission; and



(ii) inclusion of our report dated March 31, 1998 with respect to the March 31, 1998 consolidated balance sheet of Calair L.L.C.



in the Registration Statement Amendment No. 1 to Form S-4 (No. 333-60409) and related Prospectus of Calair Capital Corporation, Calair L.L.C. and Continental Airlines, Inc. for the registration of $112,300,000 of 8 1/8% Senior Notes due 2008 of Calair Capital Corporation and Calair L.L.C.



                                            /s/ ERNST & YOUNG LLP


                                            Ernst & Young LLP



Houston, Texas


August 26, 1998